SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Cullman Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Cullman Bancorp, Inc.

316 Second Avenue, S.W.

Cullman, Alabama 35055

(256) 734-1740

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 17, 2022

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Cullman Bancorp, Inc. (the “Company”) will be held at the main office of Cullman Savings Bank, located at 316 Second Avenue S.W., Cullman, Alabama, on Tuesday, May 17, 2022 at 5:00 p.m., local time.

Enclosed are a Proxy Card and a Proxy Statement for the Annual Meeting and the Company’s Annual Report for the year ended December 31, 2021.

The purpose of the Annual Meeting is to consider and vote upon:

1.	The election of three directors to the Board of Directors;

2.	The ratification of the appointment of Crowe LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2022; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. (Note: The Board of Directors is not aware of any other matters).

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 25, 2022, are the stockholders entitled to vote at the Annual Meeting, and at any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING. ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF YOUR PROXY.

By Order of the Board of Directors

Robin O’Berry

Corporate Secretary

Cullman, Alabama

April 20, 2022

A SELF-ADDRESSED ENVELOPE FOR RETURNING YOUR PROXY IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND CULLMAN BANCORP, INC. ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2021, AREEACH AVAILABLE ON THE INTERNET AT https://www.cullmansavingsbank.com/about/investor -relations/

Cullman Bancorp, Inc.

316 Second Avenue, S.W.

Cullman, Alabama 35055

(256) 734-1740

PROXY STATEMENT

FOR

2022 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cullman Bancorp, Inc. (the “Company”) to be used at the 2022 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at the main office of Cullman Savings Bank, located at 316 Second Avenue S.W., Cullman, Alabama, on, Tuesday, May 17, 2022, at 5:00 p.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders, the Proxy Card and this Proxy Statement are first being mailed on or about April 20, 2022 to stockholders of record as of the close of business on March 25, 2022.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted according to the instructions indicated thereon. Where no instructions are indicated, validly executed and dated proxies will be voted “FOR” the proposals set forth in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

A proxy may be revoked at any time before its exercise by sending written notice of revocation to the Secretary of the Company at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company before such proxy is voted.

VOTING SECURITIES, QUORUM, AND COUNTING OF VOTES

Voting Securities

Except as noted below, holders of record of the Company’s common stock, par value $0.01 per share, as of the close of business on March 25, 2022 are entitled to one vote for each share then held. As of the close of business on March 25, 2022, the Company had 7,405,893 shares of common stock issued and outstanding.

The Company’s Articles of Incorporation provide that, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Quorum

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

Method of Counting Votes

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder: (i) to vote FOR ALL nominees proposed by the Board; (ii) to WITHHOLD for ALL nominees; or (iii) to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2022, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the ratification. The ratification of this matter shall be determined by a majority of the votes cast on the matter. Broker non-votes and abstentions will not affect the outcome of the vote.

Voting by Participants in the ESOP and by Holders of Non-Vested Restricted Stock

Participants in the Cullman Savings Bank Employee Stock Ownership Plan (the “ESOP”) will receive a vote authorization form for each of the plans that reflect all shares the participant may direct the trustees to vote on his or her behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Company common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your ESOP Vote Authorization is Tuesday, May 10, 2022 at 5:00 p.m., local time.

Pursuant to the terms of the Cullman Bancorp, Inc. 2020 Equity Incentive Plan, a participant is entitled to vote the non-vested restricted shares of the Company’s common stock awarded to him or her.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 25, 2022, the beneficial ownership of shares of common stock of the Company held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock at March 25, 2022. For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock over which he or she has, or shares, directly or indirectly, voting or investment power or as to which he or she has the right to acquire beneficial ownership at any time within 60 days after March 25, 2022. The mailing address for each of our directors and executive officers is 316 Second Avenue S.W., Cullman, Alabama 35055.

	Number of Shares		Percent Outstanding (1)
5% Beneficial Owners:
Cullman Savings Bank Employee Stock Ownership Plan 316 Second Avenue SW Cullman, Alabama 35055	1,006,155		13.6%
John A. Riley, III, Chairman, President and Chief Executive Officer	400,930	(2) (9)	5.4%
Directors:
Gregory T. Barksdale	73,430	(3)	1.0%
Chad T. Burks	66,192	(4)	*
Dr. Paul D. Bussman	41,103	(5)	*
Nancy McClellan	98,624	(6)	1.3%
Lynne Morton	50,027	(7)	*
Robin Parson	220,676	(8)	3.0%
Executive Officers Who Are Not Directors:
T’aira Ugarkovich, Executive Vice President	121,551	(2) (10)	1.6%
Katrina Stephens, Senior Vice President and Chief Financial Officer	82,936	(11)	1.1%
All directors and executive officers as a group (9 persons)	1,164,469		15.7%

*	Less than 1%.
(1)	Based on 7,405,893 shares outstanding at March 25, 2022.
(2)

Mr. Riley and Ms. Ugarkovich are trustees of the Employee Stock Ownership Plan and are deemed to have beneficial ownership of the shares held by the Employee Stock Ownership Plan. Including such shares held by the Employee Stock Ownership Plan not already allocated to their accounts, Mr. Riley beneficially owned 867,074 shares of our common stock, or 11.7% of the outstanding shares as of March 25, 2022, and Ms. Ugarkovich beneficially owned 739,051 shares of our common stock, or 10.0% of the outstanding shares as of March 25, 2022.

(3)	Includes 9,090, shares of unvested restricted stock and 3,409 of options not exercised.
(4)	Includes 9,090 shares of unvested restricted stock, 3,409 of options not exercised and 50,000 shares of stock that are pledged as collateral.
(5)	Includes 9,090 shares of unvested restricted stock, 3,409 of options not exercised and 20,000 shares of stock that are pledged as collateral.
(6)	Includes 9,090 shares of unvested restricted stock, 3,409 of options not exercised and 25,000 shares of stock that are pledged as collateral.
(7)	Includes 9,090 shares of unvested restricted stock, 3,409 of options not exercised and 43,545 shares of stock that are pledged as collateral.
(8)	Includes 19,999 shares of unvested restricted stock, 7,500 options not exercised and 94,576 shares held by the employee stock ownership plan.
(9)	Includes 45,454 shares of unvested restricted stock, 17,405 options not exercised and 152,308 shares held by the employee stock ownership plan.
(10)	Includes 27,272 shares of unvested restricted stock, 10,227 options not exercised, 56,000 shares of stock pledged as collateral for a loan and 7,770 shares held by the employee stock ownership plan.
(11)

Includes 10,909 shares of unvested restricted stock, 4,090 options not exercised and 48,900 shares of stock pledged as collateral for a loan and 13,392 shares held by the employee stock ownership plan.

(12)

For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he or she has shared voting or investment power with respect to the shares of common stock or has a right to acquire beneficial ownership at any time within 60 days from March 25, 2022. “Voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares.

(13)

As of March 25, 2022, 268,046 shares of common stock had been allocated to the accounts of executive officers under the ESOP. Shares of common stock allocated to the accounts of participants are voted according to instructions of the respective participants. Unallocated shares are voted by the ESOP trustee on a pro rata basis according to the voting instructions of plan participants

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is comprised of seven members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Three directors have been nominated for election at the annual meeting to serve for a three-year period and until their respective successors shall have been elected and qualified. The Board of Directors has nominated John A. Riley, III, Robin Parson, and Chad T. Burks to serve as directors for three-year terms. Each nominee is currently a director of the Company.

The following sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of December 31, 2021, and term as a director includes service with Cullman Savings Bank.

With respect to directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each director of the Company is also a director of Cullman Savings Bank.

The Board of Directors unanimously recommends a vote “FOR” all of the nominees for director.

Nominees for Director:

John A. Riley, III. Age 57. Mr. Riley has served as President and Chief Executive Officer of Cullman Savings Bank since 2006. He was initially employed by Cullman Savings Bank in 1993 as a loan officer and held several positions prior to being named Chief Executive Officer, including Senior Vice President for Lending, a position he held from 1999 to 2006. Mr. Riley’s positions as President and Chief Executive Officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full board of directors, and alignment on corporate strategy. Director since 2000.

Robin Parson. Age 55. Ms. Parson has served as Executive Vice President and Chief Operations Officer of Cullman Bancorp, Inc., our predecessor federal corporation (“Cullman Federal”), since 2009 and Cullman Savings Bank since 2006. She was initially employed by Cullman Savings Bank in 1985 as a teller and held several positions before being named Chief Operations Officer. Ms. Parson’s extensive experience in a variety of roles at Cullman Savings Bank provides a broad and unique perspective on the challenges facing our organization and our business strategies and operations. Director since 2019.

Chad T. Burks. Age 45. Mr. Burks has been the owner of Burks Brothers Pools since 2001. He is a commercial general contractor and owns several commercial rental properties in the Cullman area. Mr. Burks has strong marketing, sales, and customer service assessment skills. Mr. Burks’s experience as a small business owner gives him extensive insight into the customers who live in our market areas and economic developments affecting the communities in which we operate, as well as the challenges facing small businesses in our market area. Mr. Burks’s work experience also provides valuable insight into budgeting and financial strategy. Director since 2019.

Directors with terms ending following the fiscal year ending December 31, 2022:

Nancy McClellan. Age 64. Ms. McClellan has been a lawyer in private practice since 1982. She is a partner with the law firm of Bland, Harris & McClellan, P.C., of Cullman, Alabama, and has served as attorney for Cullman Savings Bank since 2001. Ms. McClellan’s Master of Laws degree with a concentration in taxation provides the board of directors with a unique perspective in addressing the legal requirements of Cullman Federal and Cullman Savings Bank. Her professional experience also provides us with expertise in the areas of real estate and estate law. Director since 1999.

Lynne Morton. Age 45. Ms. Morton is a Territory Manager with TriGreen Equipment and has been involved with John Deere products since 2000. Ms. Morton is responsible for financial budgets, operation processes and human resources for all departments within her dealerships. Her significant experience in employee development, training, and business management provides the board with substantial insight into operations and development. Director since 2020.

Directors with terms ending following the fiscal year ending December 31, 2023:

Gregory T. Barksdale. Age 55. Mr. Barksdale is a District Sales Manager for ALFA Insurance. He has been employed with ALFA Insurance since 2003. From 1991 until 2003, he was employed as a banker in Cullman County, and has expertise in consumer and commercial lending. Mr. Barksdale brings the board of directors a unique perspective of the community in areas of economic development, residential housing and commercial opportunities. Mr. Barksdale’s business experience with financial institutions also gives him extensive insights into the challenges and opportunities in our overall operations and lending activities. Director since 2013.

Dr. Paul D. Bussman. Age 65. Dr. Bussman has been a practicing dentist in Cullman since 1983. He also served as the Alabama State Senator for the 4th District (Cullman, Winston and Lawrence Counties) from 2010 to 2018. Dr. Bussman’s senatorial experience and experience in our local markets provides us with substantial insights and discipline for enhancing our public perception and corporate citizenship initiatives. Director since 1994.

Executive Officers Who Are Not Directors

The following sets forth information regarding our executive officers who are not directors. Age information is as of December 31, 2021. Our executive officers are elected annually.

T’aira Ugarkovich. Age 37. Ms. Ugarkovich has served as Executive Vice President of Cullman Savings Bank the past three years. Previously, Ms. Ugarkovich was our Chief Credit Officer. Ms. Ugarkovich is a 2017 graduate from Alabama Banking School. Ms. Ugarkovich has 14 years of banking experience. Prior to working at Cullman Savings Bank, Ms. Ugarkovich was a Credit Officer for four years and Treasury Management Officer for two years at Progress Bank. Ms. Ugarkovich has a Bachelor of Science degree in Finance from the University of Alabama in Huntsville.

Katrina Stephens. Age 38. Ms. Stephens was named our Senior Vice President and Chief Financial Officer in 2015. Ms. Stephens is a 2018 graduate from Alabama Banking School. Ms. Stephens was previously a Senior Level Internal Auditor at Regions Bank, where she began working in 2011. Prior to Regions, Ms. Stephens worked as a Senior External Auditor at Pricewaterhouse Coopers, where she began working in 2007. Ms. Stephens has a Master of Accountancy degree from the University of Alabama and is a Certified Public Accountant.

Board Independence

The board of directors has determined that each of our directors, with the exception of Chairman of the Board, President and Chief Executive Officer John A. Riley, III, Executive Vice President and Chief Operations Officer Robin Parson and Director Nancy McClellan is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Riley and Ms. Parson are not independent because they are our executive officers, and Ms. McClellan is not independent because of legal fees paid to her firm, which totaled $65,510 for the year ended December 31, 2021. In determining the independence of our directors, the board of directors considered relationships between Cullman Savings Bank and our directors that are not required to be reported under “—Transactions With Certain Related Persons,” consisting of deposit accounts that our directors maintain at Cullman Savings Bank.

Board Leadership Structure

The Board of Directors believes its administration of its risk oversight function is not adversely affected by the Board of Directors’ leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including holding executive sessions of the independent directors at least twice a year or more often as needed. In addition, the Compensation Committee, which consists only of independent directors, evaluates the performance of our Chairman of the Board and Chief Executive Officer and presents its findings to our independent directors.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors satisfies this responsibility through the review of minutes from each committee regarding such committee’s considerations and actions, through frequent attendance as nonvoting guests at committee meetings and through regular reports directly from officers responsible for oversight of particular risks within our organization. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with such areas. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the Company’s corporate governance, including the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks. The Board of Directors annually reviews our conflicts of interest policy to ensure all directors are in compliance with the policy.

Risks relating to the direct operations of Cullman Savings Bank are further overseen by its Board of Directors, who are the same individuals who serve on the Board of Directors of the Company. The Board of Directors of the Bank also has additional committees that conduct additional risk oversight. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations, and risks acceptable to the organization.

References to our Website Address

Our website address is www.cullmansavingsbank.com. References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Delinquent Section 16(a) Reports

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2021, we believe that no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Code of Ethics for Senior Officers

The Company has adopted a Code of Ethics for Senior Officers that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.cullmansavingsbank.com and can be accessed under “Corporate Governance” by clicking “About Us” and then “Investor Relations.” Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

Attendance at Annual Meetings of Stockholders

The Company does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All of our then-current directors attended the 2021 Annual Meeting of Stockholders of Cullman Federal.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Cullman Bancorp, Inc., 316 Second Avenue S.W., Cullman, Alabama 35055, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about the Company or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.

Meetings and Committees of the Board of Directors

General. The Company’s business is conducted at regular and special meetings of the full Board of Directors and its standing committees. In addition, the “independent” members of the board of directors” (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees include the Audit, Compensation and Nominating and Corporate Governance Committees.

The Board of Directors of the Company held three regular meetings and two special meetings during the year ended December 31, 2021, and the Board of Directors of Cullman Federal held five regular meetings and three special meetings during the year ended December 31, 2021. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Audit Committee. The Audit Committee consists of Directors Barksdale, Bussman, Morton and Burks, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. Director Barksdale serves as chair of the Audit Committee. The Audit Committee does not have an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. The Board of Directors does not believe it is necessary to have such a person on the Audit Committee because each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions. In addition, each Audit Committee member has assessed the finances and financial reporting of his or her own business.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.cullmansavingsbank.com and can be accessed under “Corporate Governance” by clicking “About Us” and then “Investor Relations.” As more fully described in the Audit Committee Charter, the Audit Committee reviews the Company’s financial records and affairs and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee of the Company held seven regular meetings and no special meetings during the year ended December 31, 2021, and the Audit Committee of Cullman Federal held six regular meetings and no special meetings during the year ended December 31, 2021.

Compensation Committee. The Compensation Committee, consisting of Directors Barksdale, Bussman, Morton and Burks. Director Bussman serves as chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Cullman Bancorp, Inc. or Cullman Savings Bank. The Compensation Committee of the Company held two regular meetings and one special meeting during the year ended December 31, 2021, and the Compensation Committee of Cullman Federal held no regular meetings and no special meetings during the year ended December 31, 2021.

With regard to compensation matters, the Compensation Committee’s primary purposes are to discharge the Board’s responsibilities relating to the compensation of the Chief Executive Officer and other executive officers, to oversee Cullman Bancorp, Inc.’s compensation and incentive plans, policies and programs, and to oversee Cullman Bancorp, Inc.’s management development and succession plans for executive officers. Cullman Bancorp, Inc.’s Chief Executive Officer will not be present during any committee deliberations or voting with respect to his or her compensation. The Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

During the year ended December 31, 2021, the Compensation Committee did not utilize the assistance of any compensation consultants.

Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.cullmansavingsbank.com and can be accessed under “Corporate Governance” by clicking “About Us” and then “Investor Relations.” This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our stockholders.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Cullman Bancorp, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.

Nominating and Corporate Governance Committee. The Nominating Committee consists of Directors Barksdale, Bussman, Morton and Burks. Director Barksdale serves as chair of the Nominating Committee. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.cullmansavingsbank.com and can be accessed under “Corporate Governance” by clicking “About Us” and then “Investor Relations.”

As more fully described in its charter, the Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in developing, recommending and overseeing a process to assess Board effectiveness and in developing and recommending the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders.

Nominating and Corporate Governance Committee Procedures

It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors to consider director candidates recommended by stockholders who appear to be qualified to serve on the Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Diversity Considerations. The Board of Directors does not have a formal policy or specific guidelines regarding diversity among board members. However, the Board of Directors seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Board of Directors also seeks directors who can continue to strengthen Cullman Savings Bank’s position in its community and can assist Cullman Savings Bank with business development through business and other community contacts.

Process for Identifying and Evaluating Nominees; Director Qualifications. The Board of Directors considers the following criteria in evaluating and selecting candidates for nomination:

•

Contribution to Board – Cullman Bancorp, Inc. endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the Board of Directors will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors. The Board of Directors will also take into consideration the number of public company boards of directors, other than Cullman Bancorp, Inc.’s, and committees thereof, on which the candidate serves. The Board of Directors will consider carefully the time commitments of any candidate who would concurrently serve on the boards of directors of more than two public companies other than Cullman Bancorp, Inc., it being the policy of Cullman Bancorp, Inc. to limit public company directorships to two companies other than Cullman Bancorp, Inc.

•

Experience – Cullman Bancorp, Inc. is the holding company for an insured depository institution. Because of the complex and heavily regulated nature of Cullman Bancorp, Inc.’s business, the Board of Directors will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.

•

Familiarity with and Participation in Local Community – Cullman Bancorp, Inc. is a community-orientated organization that serves the needs of local consumers and businesses. In connection with the local character of Cullman Bancorp, Inc.’s business, the Board of Directors will consider a candidate’s familiarity with Cullman Bancorp, Inc.’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in Cullman Bancorp, Inc.’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.

•

Integrity – Due to the nature of the financial services provided by Cullman Bancorp, Inc. and its subsidiaries, Cullman Bancorp, Inc. is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the Board of Directors will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under Cullman Bancorp, Inc.’s Bylaws.

•

Stockholder Interests and Dedication – A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of Cullman Bancorp, Inc. and its stockholders. In connection with such obligation, the Board of Directors will consider a candidate’s ability to represent the best long-term interests of Cullman Bancorp, Inc. and its stockholders, including past service with Cullman Bancorp, Inc. or Cullman Savings Bank and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.

•

Independence – The Board of Directors will consider the absence or presence of material relationships between a candidate and Cullman Bancorp, Inc. (including those set forth in applicable listing standards) that might impact objectivity and independence of thought and judgment. In addition, the Board of Directors will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. Securities and Exchange Commission regulations and applicable listing standards). If Cullman Bancorp, Inc. should adopt independence standards other than those set forth in the Nasdaq Stock Market listing standards, the Board of Directors will consider the candidate’s potential independence under such other standards.

•

Gender and Ethnic Diversity – Cullman Bancorp, Inc. understands the importance and value of gender and ethnic diversity on a Board of Directors and will consider highly qualified women and individuals from minority groups to include in the pool from which candidates are chosen.

•

Additional Factors – The Board of Directors will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Cullman Bancorp, Inc.’s stockholders, employees, customers and communities. The Board of Directors also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Cullman Bancorp, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

During the year ended December 31, 2021, the Nominating and Corporate Governance Committee did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Board of Directors may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at Cullman Bancorp, Inc., 316 Second Avenue S.W., Cullman, Alabama 35055. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Board of Directors.

Stockholders who wish to recommend a nominee must write to Cullman Bancorp, Inc.’s Corporate Secretary and such communication must include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;

•	The name and address of the stockholder as they appear on Cullman Bancorp, Inc.’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of Cullman Bancorp, Inc.’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•

A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•

A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on Cullman Bancorp, Inc.’s Board of Directors; and

•

Such other information regarding the candidate or the stockholder as would be required to be included in Cullman Bancorp, Inc.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of Cullman Bancorp, Inc. no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by Cullman Bancorp, Inc.) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Cullman Bancorp, Inc. See “Stockholder Proposals and Nominations.”

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2021.

•

We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing Standard.

•

We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Cullman Bancorp, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Gregory T. Barksdale (Chairman)

Chad T. Burks

Dr. Paul D. Bussman

Lynne Morton

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Cullman Savings Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Cullman Savings Bank makes loans to its employees through an employee loan program pursuant to which loans are made at a reduced rate. The reduced rate is 100 basis points above the Federal Home Loan Bank of San Francisco’s 11th District Cost of Funds Rate, rounded up to the nearest quarter percentage, and adjusted annually.

The tables below list our directors and executive officers who participated in the employee loan program during the years ended December 31, 2021 and 2020. No other directors or executive officers of Cullman Savings Bank participated in the employee loan program during these periods.

Name	Type of Loan	Largest Aggregate Balance 1/1/21 to 12/31/21	Principal Balance 12/31/21	Principal Paid 1/1/21 to 12/31/21	Interest Paid 1/1/21 to 12/31/21	Interest Rate
Paul D. Bussman	Residential mortgage	$299,922	$279,983	$19,938	$5,804	1.25%
Chad T. Burks	Residential mortgage	$330,358	$318,169	$12,188	$5,684	1.25%
John A. Riley, III	Residential mortgage	$639,781	$617,432	$22,349	$11,014	1.25%
Nancy McClellan	Residential mortgage	$150,000	$150,000	$—	$172	1.25%
Robin Parson	Residential mortgage	$171,380	$171,381	$9,073	$2,927	1.25%
Katrina Stephens	Residential mortgage	$376,588	$376,588	$11,353	$11,353	1.25%
T’aira Ugarkovich	Residential mortgage	$347,420	$—	$347,420	$1,549	1.25%
T’aira Ugarkovich	Residential mortgage	$476,950	$469,458	$7,492	$5,068	1.25%

Name	Type of Loan	Largest Aggregate Balance 1/1/20 to 12/31/20	Principal Balance 12/31/20	Principal Paid 1/1/20 to 12/31/20	Interest Paid 1/1/20 to 12/31/20	Interest Rate
Gregory T. Barksdale	Residential mortgage	$130,762	$105,260	$25,502	$2,929	2.25%
Paul D. Bussman	Residential mortgage	$317,791	$299,922	$17,869	$7,079	2.25%
Chad T. Burks	Residential mortgage	$341,618	$330,358	$11,261	$7,571	2.25%
John A. Riley, III	Residential mortgage	$660,200	$639,781	$20,419	$14,648	2.25%
Robin Parson	Residential mortgage	$179,426	$171,380	$8,046	$3,954	2.25%
Katrina Stephens	Residential mortgage	$386,961	$376,588	$10,373	$8,600	2.25%
T’aira Ugarkovich	Residential mortgage	$358,800	$347,420	$11,380	$7,956	2.25%

These loans neither involve more than the normal risk of collection nor present other unfavorable features. Loans made to directors or executive officers, including any modification of such loans, must be approved by a majority of disinterested members of the board of directors. The interest rate on loans to directors and officers is the same as that offered to other employees.

Since January 1, 2020, other than described above, and except for loans to directors and executive officers made in the ordinary course of business that were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Cullman Savings Bank and for which management believes neither involve more than the normal risk of collection nor present other unfavorable features, we and our subsidiary have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors or executive officers have a direct or indirect material interest.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Business Conduct and Ethics, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before the Company.

Executive Compensation

The following table sets forth for the years ended December 31, 2021 and 2020 certain information as to the total compensation paid to our President and Chief Executive Officer and our two other most highly compensated executive officers. Each executive is referred to as a “named executive officer.”

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Nonqualified Deferred Compensation Earnings ($)(2)	All other Compensation ($)(3)	Total ($)
John A. Riley, III, Chairman of the Board, President and Chief Executive Officer	2021	250,000	75,000	—	—	68,703	131,385	525,088
	2020	250,000	75,000	560,000	135,000	23,939	84,813	1,128,752
Robin Parson, Executive Vice President and Chief Operating Officer	2021	156,000	45,000	—	—	18,159	112,585	331,744
	2020	156,000	46,890	246,400	59,400	15,673	70,523	594,886
T’aira Ugarkovich, Executive Vice President	2021	140,000	67,000	—	—	9,302	82,328	298,630
	2020	125,000	37,500	336,000	81,000	7,121	33,172	619,793

(1)

In accordance with FASB ASC Topic 718, the reported amount represents the full grant date value of each award. Since the 2020 awards vest at a rate of 20% per year beginning in 2021, none of the named executive officers recognized any income from the 2020 awards during 2020. No equity awards were granted to the named executive officers during 2021. The assumptions used in the calculation of these amounts are included in footnote 14 to our audited financial statements included in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, and the actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value of an option realized by a named executive officer will be at or near the value shown above.

(2)

The non-qualified deferred compensation earnings represents the above market earnings on compensation that was deferred on behalf of each named executive officer under the amended and restated deferred incentive plan and the amended and restated deferred director plan, which are described below.

(3)	A break-down of the various elements of compensation in this column for the year ended December 31, 2021 is set forth in the following table:

Name	Profit Sharing ($)	Director Fees ($)	Deferral Plans(a) ($)	Employee Stock Ownership Plan ($)	Total All Other Compensation ($)
John A. Riley, III	43,500	21,000	56,000	10,885	131,385
Robin Parson	43,500	21,000	37,200	10,885	112,885
T’aira Ugarkovich	43,443	—	28,000	10,885	82,328

(a)

Represents amounts contributed to the Amended and Restated Deferred Incentive Plan in the amount of $50,000, $31,200 and $28,000 respectively, for Mr. Riley, Ms. Parson and Ms. Ugarkovich, and a matching contribution under the Amended and Restated Directors’ Deferred Compensation Plan in the amount of $6,000 for Mr. Riley and Ms. Parson.

Benefit Plans and Agreements

Employment Agreements. Cullman Savings Bank has entered into employment agreements with Mr. John A. Riley, III, Ms. Robin Parson and Ms. T’aira Ugarkovich. Each agreement has similar terms. Commencing on the first anniversary of the agreements and on each subsequent anniversary thereafter, the agreements will be renewed for an additional year so that the remaining term will be three years, unless a notice is provided to the executive that the agreement will not renew. The current base salaries for Mr. Riley, Ms. Parson and Ms. Ugarkovich are $250,000, $156,000 and $145,000, respectively. In addition to the base salary, each agreement will provide for, among other things, participation in bonus programs and other fringe benefit plans applicable to executive employees. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (a) failure to appoint the executive to the executive position set forth in the agreement, (b) a material change in the executive’s function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of executive’s position, (c) relocation of the executive’s office by more than 25 miles, (d) a material reduction in the benefits or perquisites paid to the executive unless such reduction is part of a reduction that is generally applicable to officers or employees of Cullman Savings Bank, or (e) a material breach of the employment agreement by Cullman Savings Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) two times (three times for Mr. Riley) the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive at any time during the prior three years. In addition, the executive would be entitled to receive a lump sum payment equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under Cullman Savings Bank’s defined contribution plans (e.g., our Profit Sharing Plan or Employee Stock Ownership Plan) if the executive had continued working for two full calendar years (three years for Mr. Riley) earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment if the executive is a “key employee” under Internal Revenue Service rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for two full calendar years (three for Mr. Riley), or, if participation by the executive is not permitted under the terms of the applicable health plans, or if providing such benefits would subject Cullman Savings Bank to penalties, then Cullman Savings Bank shall pay the executive a cash lump sum payment reasonably estimated to be equal to the cost of such non-taxable medical and dental benefits.

In the event of a change in control of Cullman Savings Bank or Cullman Bancorp, Inc., followed by the executive’s involuntary termination other than for cause, disability or retirement, or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) two times (three times for Mr. Riley) the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three completed fiscal years prior to the change of control, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under Cullman Savings Bank’s defined contribution plans (e.g., Profit Sharing Plan and Employee Stock Ownership Plan) if the executive had continued working for two full calendar years (three for Mr. Riley), earning the salary that would have been achieved during such period. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for 24 months (36 for Mr. Riley) following the termination of two full calendar years employment, or if providing such benefits would subject Cullman Savings Bank to penalties, then Cullman Savings Bank shall pay the executive a cash lump sum payment reasonably estimated to be equal to the cost of such non-taxable medical and dental benefits. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under each employment agreement, if an executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by Cullman Savings Bank.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on their ability to compete for a period of six months following termination of employment, or to solicit business or employees of Cullman Savings Bank and Cullman Bancorp, Inc. for a period of one year following termination of employment.

Amended and Restated Deferred Incentive Plan. Cullman Savings Bank maintains an Amended and Restated Deferred Incentive Plan whereby Mr. Riley, Ms. Parson and Ms. Ugarkovich receive an annual amount credited to their account. The executives do not contribute to the plan. For 2021, Mr. Riley, Ms. Parson and Ms. Ugarkovich would receive an award of up to 20% of base salary if the goals are met to the discretion and satisfaction of the compensation committee. The specific goals are determined annually and are subject to the discretion of the compensation committee. For 2021, the compensation committee set the specific goals in consultation with our President and Chief Executive Officer. The goal for 2021 was a return on average assets of 0.90% to 1.00%. The Amended and Restated Deferred Incentive Plan, which is an unfunded plan, provides that each annual award is credited with an assumed annual return equal to the greater of an interest rate equal to 6% or 10 times Cullman Savings Bank’s return on assets for the most recently completed year, but not to exceed an interest rate of 10%. In addition, each annual award is subject to a five-year cliff vesting schedule and executives will become 100% vested upon a change in control, death, disability or retirement. Executives will receive a distribution upon termination of service, or if earlier, the occurrence of an unforeseen emergency, death, disability or change in control. Under this plan, Mr. Riley, Ms. Parson and Ms. Ugarkovich received awards for the year ended December 31, 2021, of $50,000, $31,200 and $28,000 respectively.

Life Insurance Agreements. Cullman Savings Bank has purchased life insurance policies for Mr. Riley, Ms. Parson and Ms. Ugarkovich. Under the agreements, the beneficiaries of Mr. Riley, Ms. Parson and Ms. Ugarkovich are entitled to a death benefit paid by the insurer from the policy proceeds equal to $175,000, $175,000 and $175,000, respectively.

Profit Sharing Plan. Cullman Savings Bank maintains a tax-qualified defined contribution plan for eligible employees (the “Profit Sharing Plan”). All employees who are at least 19 years old who have completed at least one year of entry service are eligible to participate in the Profit Sharing Plan. The Bank may make an annual discretionary contribution to the Profit Sharing Plan, which is shared among all eligible participants, including the named executive officers. Participants may not make any contributions to the Profit Sharing Plan but they may direct the investments of their account balances. To be eligible to share in the discretionary profit sharing contribution, a participant must be employed on December 31. A participant will also be eligible to share in the profit sharing contribution if he or she was an active participant at any time during the plan year and retired, died or became totally disabled. The discretionary profit sharing contribution is divided among participants on the basis of each participant’s proportional share of compensation relative to all participants. Participants become 100% vested in the contributions made to their account upon the completion of three years of service. In 2021, Cullman Savings Bank made a discretionary contribution in the amount of $520,427 to the Profit Sharing Plan.

Employee Stock Ownership Plan. Cullman Savings Bank maintains an employee stock ownership plan. Eligible employees who have attained age 19 and completed 1,000 hours of service during a continuous 12-month period are eligible to participate in the plan. In 2021, the employee stock ownership plan borrowed funds from Cullman Bancorp, Inc. and used those funds to purchase 370,658 shares of Cullman Bancorp, Inc. common stock in Cullman Bancorp, Inc.’s stock offering and to roll the outstanding balance of the employee stock ownership plan’s loan for the previous purchase of Cullman Federal’s common stock into the new loan. The loan will be repaid principally through Cullman Savings Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 25-year term of the loan. Collateral for the loan is the common stock purchased by the employee stock ownership plan. The interest rate for the employee stock ownership plan loan is an adjustable rate equal to the prime rate, as published in The Wall Street Journal. The interest rate is fixed at the prime rate as of the date of the loan, which was 3.25%. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Participants become 100% vested upon the completion of three years of service. Participants also become fully vested automatically upon normal retirement, death or disability, or termination of the employee stock ownership plan. Generally, participants receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2021 for the named executive officers.

Outstanding Equity Awards at Fiscal Year End (2)
Name	Option awards				Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
John A. Riley, III	17,045	68,182	9.86	8/18/2030	45,454	558,175
Robin Parson	7,500	29,999	9.86	8/18/2030	19,999	245,175
T’aira Ugarkovich	10,227	40,909	9.86	8/18/2030	27,272	334,900

(1)	Based on a closing price of Cullman Federal’s common stock of $12.28 as of December 31, 2021.
(2)	Option and share amounts have been restated to give retroactive recognition to the 2.8049 exchange ratio applied in the conversion offering.

2020 Equity Incentive Plan. In 2020, stockholders approved the Cullman Bancorp, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”), which provides for the grant of stock-based awards to our directors and employees, including our executive officers.

The 2020 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 200,000 shares (568,180 split-adjusted) of common stock pursuant to grants of incentive and non-qualified stock options and restricted stock awards. Of this number, the maximum number of shares of common stock that may be issued under the 2020 Equity Incentive Plan pursuant to the exercise of stock option is 120,000 (340,903 split-adjusted), and the maximum number of shares of common stock that may be issued as restricted stock awards is 80,000 (227,266 split-adjusted).

The 2020 Equity Incentive Plan is administered by the members of the Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the 2020 Equity Incentive Plan. The Committee has full and exclusive power within the limitations set forth in the 2020 Equity Incentive Plan to make decisions and determinations regarding: (1) the selection of participants and the granting of awards; (2) establishing the terms and conditions relating to each award; (3) adopting rules, regulations and guidelines for carrying out the 2020 Equity Incentive Plan’s purposes; and (4) interpreting the provisions of the 2020 Equity Incentive Plan and any award agreement. The 2020 Equity Incentive Plan also permits the Committee to delegate all or part of its responsibilities and powers to any person or persons selected by it.

Employees and outside directors are eligible to receive awards under the Equity Incentive Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and non-qualified stock options. The exercise price of stock options granted under the Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Committee. Stock awards under the 2020 Equity Incentive Plan will be granted only in whole shares of common stock. All shares of restricted stock and all stock option grants will be subject to conditions established by the Committee that are set forth in the applicable award agreement.

To date, all stock options and restricted stock awards granted are subject to time-based vesting and vest over a five-year period, with 20% of the awards vesting each year. The recipients of restricted stock awards are entitled to receive any cash dividends paid on all restricted stock awards, whether such awards are vested or not, and have voting rights consistent with the holders of our common stock generally.

Directors’ Compensation

The following table sets forth for the year ended December 31, 2021 certain information as to the total compensation we paid to our non-employee directors. Mr. Riley and Ms. Parson received director fees of $21,000 for the year ended December 31, 2021, which is included in above Summary Compensation Table.

Director Compensation Table For the Year Ended December 31, 2021
Name	Fees Earned or Paid in Cash ($)	Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)
Gregory T. Barksdale	21,000	3,102	6,000	30,102
Chad T. Burks	21,000	1,831	6,000	28,831
Paul D. Bussman	21,000	11,103	6,000	38,103
Nancy McClellan	21,000	43,241	6,000	70,241
Lynne Morton	21,000	309	6,000	27,309

(1)

The non-qualified deferred compensation earnings represents the above market earnings on compensation that was deferred by each director under the Amended and Restated Directors’ Deferred Compensation Plan, which is described below.

(2)	Reflects Cullman Savings Bank’s matching contribution under the Amended and Restated Directors’ Cash Compensation Deferral Plan.

Director Fees. Cullman Savings Bank pays each director a fee of $1,750 for each board meeting attended. No separate fees are paid for committee meetings attended or for service as committee chairmen. Cullman Bancorp does not pay any meeting or committee fees.

Amended and Restated Directors’ Deferred Compensation Plan. Cullman Savings Bank maintains a Directors’ Cash Compensation Deferral Plan whereby directors may elect to defer a minimum of 25% and a maximum of 100% of their board fees until the later of age 65 or termination of service, or if earlier, the occurrence of an unforeseen emergency, death, disability or change in control. The Directors’ Cash Compensation Deferral Plan, which is an unfunded plan, provides for an annual matching contribution equal to 100% of the elected deferral amount, not to exceed $6,000 annually, and an assumed annual return on deferred amounts equal to the greater of an interest rate equal to 6% or 10 times Cullman Savings Bank’s return on assets for the most recently completed year, but not to exceed an interest rate of 10%.

In the event Mr. Riley, Dr. Bussman or Ms. McClellan die before a termination of service as a director, their beneficiaries will be paid a death benefit determined by assuming the director had remained in service until age 65 and elected the maximum deferral and received the maximum matching contribution each year reduced by the amount of life insurance proceeds payable upon such death (which is specified in each director’s Split Dollar Agreement). Cullman Savings Bank elected to fund this death benefit through the purchase of life insurance policies on the life of each director. The dollar value of the premiums paid on the life insurance policies is provided below. If Messrs. Barksdale, Burks, Ms. Morton or Ms. Parson die before a termination of service as a director, their beneficiaries will be paid a death benefit equal to the vested accrued balance under the Directors’ Cash Compensation Deferral Plan. If a director dies after he or she terminates service as a director, the director’s beneficiary will receive only the unpaid portion of the director’s account.

Split Dollar Agreements. In connection with the initial implementation of the Amended and Restated Directors’ Cash Compensation Deferral Plan, Cullman Savings Bank purchased insurance policies on the lives of the directors and entered into endorsement Split Dollar Agreements with each of our directors. Under the Split Dollar Agreements, upon a director’s death while he or she was a director of Cullman Savings Bank, the director’s beneficiary will be paid a death benefit equal to the lesser of (i) 100% of the portion of the insurance proceeds designated in each director’s Split Dollar Agreement, or (ii) the director’s death benefit as calculated under the Cash

Compensation Deferral Plan. In the event of the director’s death as of December 31, 2021, the beneficiaries of Mr. Riley, Dr. Bussman, Ms. McClellan would receive a death benefit of $1,716,000, $672,000 and $594,000, respectively. The amount of this benefit is reduced from the amount of the death benefit payable under the Cash Compensation Deferral Plan.

In the event a director dies after he or she terminated service as a director for any reason, including retirement, he or she will not be entitled to any benefits under his or her Split Dollar Agreement. The Split Dollar Agreement may be terminated at any time by Cullman Savings Bank or the director, by written notice to the other. The Split Dollar Agreement will also terminate automatically if a director ceases to serve as a member of the board of directors for any reason except death, upon the surrender, cessation of Cullman Savings Bank’s business or upon bankruptcy, receivership or dissolution of Cullman Savings Bank. Upon termination, the director forfeits any right in the death benefit and Cullman Savings Bank may retain or terminate the insurance policy in its sole discretion.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021. The Audit Committee has approved the engagement of Crowe LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022, subject to the ratification of the engagement by stockholders. A representative of Crowe LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

The Board of Directors is submitting the selection of Crowe LLP to serve as the Company’s independent registered public accounting firm to the stockholders for ratification pursuant to the Company’s Bylaws and as a matter of good corporate practice. If the stockholders fail to ratify the selection of Crowe LLP, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe LLP during the years ended December 31, 2021 and 2020.

	Year ended December 31, 2021	Year ended December 31, 2020
Audit Fees	$211,543	$187,386
Audit-Related Fees	$70,000	$50,000
Tax Fees	$—	$—
All Other Fees	$—	$—

Audit Fees. Audit Fees include aggregate fees billed for professional services for the audit of our annual consolidated financial statements for the years ended December 31, 2021 and 2020, the limited reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the Securities and Exchange Commission during those periods, including out of pocket expenses, and fees associated with our stock offering and filing of a related registration statement with the Securities and Exchange Commission during the year ended December 31, 2021.

Audit-Relates Fees. Audit-related fees consist of the preparation of a comfort letter related to our stock offering.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of audit-related fees and tax fees billed and paid during the years ended December 31, 2021 and 2020, as indicated in the table above.

The Board of Directors unanimously recommends a vote “FOR” the ratification of Crowe LLP to serve as the independent registered public accounting firm for the year ending December 31, 2022.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, our Secretary must receive written notice not earlier than the 100th day nor later than the 90th day before the anniversary date of the prior year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days before the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on our board of directors; (ii) an affidavit that such person would not be disqualified under the director qualification provisions of Article II, Section 12 of our Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The 2023 annual meeting of stockholders is expected to be held on May 16, 2023. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than February 6, 2023 and no later than February 16, 2023. If notice is received before February 6, 2023 or after February 16, 2023, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

In order to be eligible for inclusion in the proxy materials for our 2023 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 316 Second Avenue S.W., Cullman, Alabama 35055, no later than December 21, 2022, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from May 16, 2023, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 (the “Exchange Act”).

In order to solicit proxies in support of director nominees other than the Company’s nominees for our 2023 Annual Meeting of Stockholders, a person must provide notice postmarked to our executive office, 316 Second Avenue S.W., Cullman, Alabama 35055, or transmitted electronically to Bancorp@cullmansavingsbank.com, no later than March 20, 2023. Any such notice and solicitation will be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act according to their best judgment.

MISCELLANEOUS

The Company’s 2021 Annual Report to Stockholders has been mailed to all stockholders of record as of the close of business on March 25, 2022. A copy will be furnished without charge to stockholders as of March 25, 2022 upon written or telephonic request to Robin O’Berry, Corporate Secretary, Cullman Bancorp, Inc., 316 Second Avenue, S.W., Cullman, Alabama 35055, at (256) 734-1740.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Cullman Bancorp, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2021 Annual Report are each available on the Internet at https://www.cullmansavingsbank.com/about/investor-relations/

BY ORDER OF THE BOARD OF DIRECTORS

Robin O’Berry

Corporate Secretary

Cullman, Alabama

April 20, 2022

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

CULLMAN BANCORP, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Local Time, on May 16, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

Please mark your votes like this X

	Mark below to vote FOR all nominees	Mark below to WITHHOLD vote from all nominees
	☐	☐

(1)	(2)	(3)
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

Change of Address — Please print new address below.

____

____

____

Comments — Please print your comments below.

____

____

____

CONTROL NUMBER

Signature______________________ **Signature, if held jointly**______________________ **Date**____________, **2022.**

20019 Cullman Proxy Card -REV3 Front 20019 Cullman Proxy Card -REV3 Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet—QUICK ï^ï^ï^ EASY IMMEDIATE—24 Hours a Day, 7 Days a Week or by Mail    CULLMAN BANCORP, INC.    Your to vote Internet your shares vote authorizes in the same the manner named as proxies if you Votes marked, submitted signed and electronically returned your over proxy the Internet card. May must 16, be 2022. received by 11:59 p.m., Local Time, on INTERNET – Use www. the cstproxyvote. Internet to vote com your proxy. Have the your above proxy website. card available Follow when the prompts you access to vote    your shares. MAIL and return – Mark, it in sign the postage-paid and date your envelope proxy card    provided.    PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. ï³ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ï³ Please mark REVOCABLE PROXY your votes like this    A. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR the listed Proposal. Mark Mark below Meeting Attendance. Mark box to the right 1. Election of Directors each to serve below to to WITHHOLD if you plan to attend the Annual Meeting. for a three-year term: vote FOR all vote from all nominees nominees (1) John A. Riley, III Change of Address — Please print new address below. (2) Robin Parson (3) Chad T. Burks (1) (2) (3) For All EXCEPT—To withhold a vote for one or more nominees, mark the box to the right and the corresponding numbered box(es) to the right. 2. The ratification of the appointment of FOR AGAINST ABSTAIN Comments — Please print your comments below. Crowe Horwath LLP as independent registered public accountants for the year ending December 31,2022. CONTROL NUMBER B. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.    Signature Signature, if held jointly Date, 2022. Please sign exactly as name(s) appears hereon. Joint owners should each sign, but only one signature is required. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

20019 Cullman Proxy Card -REV3 Back Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders Cullman Bancorp, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2021 Annual Report are each available on the Internet at: https://www.cullmansavingsbank.com/about/investor-relations/ ï³ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ï³ REVOCABLE PROXY THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS CULLMAN BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS The undersigned hereby appoints the full Board May of 17, Directors, 2022 other than the nominees, with full powers of Cullman substitution Bancorp, to act Inc. as    which attorneys the undersigned and proxies for is entitled the undersigned to vote at to the vote Annual all shares meeting of common of Stockholders stock of S. (the W. “Meeting”) , Cullman, to Alabama, be held at at the 5:00 main p.m. office local oftime, Cullman on May Savings 17, 2022. Bank, The located official at 316 proxy Second committee Avenue is authorized to cast all votes to which the undersigned is entitled as follows: THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Cullman Bancorp, Inc. at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Cullman Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting. The undersigned acknowledges receipt from Cullman Bancorp, Inc. prior to the execution of this proxy of a Notice of the Meeting, a proxy statement dated April 20, 2022 and the audited financial statements and notes for the year ended December 31, 2021. PLEASE COMPLETE IN THE ENCLOSED AND DATE POSTAGE-PREPAID THIS PROXY AND RETURN ENVELOPE. IT PROMPTLY